                                                                    Exhibit 99.1

[LUBRIZOL LOGO]                       Fluid technologies for a better world(TM)


      THE LUBRIZOL CORPORATION
      29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

NEWS RELEASE

FOR RELEASE:       Immediately

FROM:              FINANCIAL/INVESTOR CONTACT              MEDIA CONTACT
                   Joanne Wanstreet                        Kenneth M. Iwashita
                   440/347-1252                            440/347-5080
                   WEB SITE:  HTTP://WWW.LUBRIZOL.COM


                    LUBRIZOL ANNOUNCES FIRST QUARTER RESULTS


CLEVELAND, OHIO, April 24, 2003 - The Lubrizol Corporation (NYSE:LZ) announced that consolidated earnings for the first quarter ended March 31, 2003, were $26.0 million or $.50 per share, after a pre-tax restructuring charge of $3.5 million, or $.05 per share, related to the Bromborough, England manufacturing facility. Consolidated earnings for the comparable period in 2002 were $22.0 million, or $.43 per share, after a write-off of goodwill related to a required accounting change of $7.8 million or $.15 per share. Excluding the restructuring charge and the cumulative effect of the accounting change in 2003 and 2002 respectively, earnings were $.55 per share for the first quarter of 2003 compared to $.58 in 2002. Earnings for 2003 were affected by accretive acquisitions, favorable currency and higher pricing, offset by lower shipment volume of lubricant additives, higher material costs, higher operating expenses and a higher tax rate.

         Consolidated revenues for the quarter of $508.2 million were nine percent higher than revenues of $467.5 million in the first quarter of 2002. Excluding the four acquisitions completed in 2002, revenues for the quarter increased four percent.

         Revenues in the fluid technologies for transportation (FTT) segment were $390.5 million, an increase of two percent compared to the first quarter of 2002. FTT shipment volume for the quarter was affected by a shift in viscosity modifiers from liquids to a higher value, concentrated solid form. Excluding this mix shift, FTT shipment volume decreased one percent for the quarter due to an expected loss of business with one customer. Higher raw material and manufacturing costs offset price increases, reduced STAR (selling, testing, general and administrative) expenses and favorable currency. As a result, segment contribution income for FTT of $75.4 million declined two percent from the first quarter a year ago.

                                     -more-

[LUBRIZOL LOGO]                       Fluid technologies for a better world(TM)


         Revenues in the fluid technologies for industry (FTI) segment were $110.5 million in the first quarter, and increased 38 percent compared to the first quarter of 2002. Segment contribution income of $20.6 million for the quarter increased 27 percent compared to the first quarter of 2002. Excluding acquisitions, FTI revenues grew 12 percent and segment contribution income increased 14 percent for the quarter.

         Revenues in the "all other" segment, which includes fluid metering equipment, emission control devices and PuriNOx(TM) low-emissions diesel fuel technology, were $7.2 million for the quarter, an increase of 25 percent over the first quarter, 2002. Segment contribution losses of $2.1 million narrowed compared to a loss of $3.0 million in the first quarter, 2002. This segment also includes commercial development programs for sensors and systems that are designed to extend asset life and reduce emissions.

         Commenting on the results, W.G. Bares, Chairman and Chief Executive Officer, said, "Economic conditions caused earnings to fall short of our expectations for the quarter. Material and energy costs were higher than we anticipated, and demand for lubricant additives was weaker than expected in the second half of the quarter. However, we made progress with our ongoing initiatives to improve growth and profitability. This quarter we increased prices in FTT and FTI, restrained expenses, began restructuring a manufacturing facility and drove growth in FTI and emerging businesses. An intermediate production and blending facility located in Bromborough, England, is undergoing restructuring to be more cost-competitive. The restructuring program is targeted to be completed by year-end and annualized savings are projected to be about $4 million. In another cost-saving measure, 2003 salary increases have been delayed six months for employees in domestic and most international locations.

         "In FTT, we increased prices beginning in December for North America and in the first quarter for the rest of the world. We also implemented a second round of FTT price increases beginning in late March in response to additional raw material price increases announced in late February and extreme spikes in the cost of natural gas utilities. We continue to be optimistic about our prospects for the next passenger car motor oil upgrade, designated GF-4, which is targeted for initial commercialization in early 2004. Customers and auto manufacturers have responded well to our technical approach to meeting GF-4's challenging emissions reductions.

         "Most FTI businesses performed better than their industries in 2002 and continued to build momentum through the first quarter of 2003. New additives for metalworking, coatings and inks enabled us to gain market share, and our 2002 acquisitions in personal care, foam

                                     -more-

[LUBRIZOL LOGO]                       Fluid technologies for a better world(TM)



control additives and specialty coatings resins realized additional synergies. Although no new acquisitions were completed this quarter, we remain enthusiastic about our prospects. We are also encouraged this quarter by steady progress with our developing businesses for reducing emissions.

         "Looking ahead, April demand appears to be in line with expectations, but current economic conditions and higher than usual volatility in raw material costs have made projections difficult. Nevertheless, we are maintaining our guidance for the year at $2.20 to $2.30 per share, excluding the restructuring charge. Including the estimated full-year restructuring charge of approximately $.07 per share, we believe we will achieve earnings per share for the year in the range of $2.13 to $2.23. For the second quarter, we believe we will achieve earnings per share in the range of the mid-$.50's to low-$.60's. Compared to last year's second quarter, we believe we will realize higher revenues based on growth in FTI and the "all other" segment, price increases and positive currency effects. We believe these higher revenues will be partially offset by higher material costs, higher manufacturing expense and a higher tax rate."

         An audio webcast of the first quarter earnings conference call with investors will be available today at 1:00 p.m. Eastern time on www.lubrizol.com and will be archived for 30 days.

         The Lubrizol Corporation is a global fluid technology company concentrating on high-performance chemicals, systems and services for transportation and industry.

                                       ###


This press release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company's operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this press release are contained in the company's latest annual report to its shareholders, which is available upon request.

[LUBRIZOL LOGO]                       Fluid technologies for a better world(TM)


                            THE LUBRIZOL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Data)

                                                                      Three Months Ended
                                                                            March 31
                                                               --------------------------------
                                                                       2003            2002
                                                               ---------------     ------------

 Net sales . . . . . . . . . . . . . . . . . . . . . . .       $       507,000     $    466,713

 Royalties and other revenues. . . . . . . . . . . . . .                 1,213              799
                                                               ---------------     ------------
      Total revenues . . . . . . . . . . . . . . . . . .               508,213          467,512

 Cost of sales . . . . . . . . . . . . . . . . . . . . .               368,263          331,210

 Selling and administrative expenses . . . . . . . . . .                50,815           48,743

 Research, testing and development
   expenses. . . . . . . . . . . . . . . . . . . . . . .                41,633           40,566
 Restructuring charge. . . . . . . . . . . . . . . . . .                 3,506               -
                                                               ---------------     ------------

      Total cost and expenses. . . . . . . . . . . . . .               464,217          420,519

 Other income (expense) - net. . . . . . . . . . . . . .                  (309)            (719)

 Interest (expense) - net. . . . . . . . . . . . . . . .                (4,847)          (3,678)
                                                               ---------------     ------------

 Income before income taxes and
  cumulative effect of change
  in accounting principle. . . . . . . . . . . . . . . .                38,840           42,596

 Provision for income taxes. . . . . . . . . . . . . . .                12,817           12,779
                                                               ---------------     ------------

 Income before cumulative effect

  of change in accounting principle. . . . . . . . . . .                26,023           29,817

 Cumulative effect of change in

  accounting principle . . . . . . . . . . . . . . . . .                                 (7,785)
                                                               ---------------     ------------

 Net income. . . . . . . . . . . . . . . . . . . . . . .       $        26,023     $     22,032
                                                               ===============     ============

 Net income per share:
  Net income before cumulative effect

  of change in accounting principle. . . . . . . . . . .       $          0.50     $       0.58

 Cumulative effect of change in
  accounting principle . . . . . . . . . . . . . . . . .                                  (0.15)
                                                               ---------------     ------------

 Net income per share. . . . . . . . . . . . . . . . . .       $          0.50     $       0.43
                                                               ===============     ============

 Diluted net income per share:
  Income before cumulative effect of
  change in accounting principle . . . . . . . . . . . .       $          0.50     $       0.58

 Cumulative effect of change in
    accounting principle . . . . . . . . . . . . . . . .                                  (0.15)
                                                               ---------------     ------------

 Net income per share, diluted . . . . . . . . . . . . .       $          0.50     $       0.43
                                                               ===============     ============

 Weighted average common shares
  outstanding. . . . . . . . . . . . . . . . . . . . . .                51,643           51,343


Amounts shown are unaudited.

[LUBRIZOL LOGO]                       Fluid technologies for a better world(TM)

                            THE LUBRIZOL CORPORATION

CONSOLIDATED BALANCE SHEETS
(In Thousands of Dollars)

                                                                             March 31             December 31
                                                                               2003                  2002
                                                                           --------------       ---------------

ASSETS
Cash and short-term investments. . . . . . . .                              $  227,146            $  266,428

Receivables. . . . . . . . . . . . . . . . . .                                 332,955               295,508

Inventories. . . . . . . . . . . . . . . . . .                                 315,011               302,968

Other current assets . . . . . . . . . . . . .                                  44,510                44,875
                                                                           ------------          -----------

          Total current assets . . . . . . . .                                 919,622               909,779

Property and equipment - net . . . . . . . . .                                 670,800               679,155

Goodwill and intangible assets - net . . . . .                                 210,739               211,514

Investments and other assets . . . . . . . . .                                  61,826                59,689
                                                                           ------------          -----------

          Total. . . . . . . . . . . . . . . .                              $1,862,987            $1,860,137
                                                                           ============          ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt and current portion
   of long-term debt . . . . . . . . . . . . .                              $   12,639            $   17,046

Other current liabilities. . . . . . . . . . .                                 268,992               290,695
                                                                           ------------          -----------

          Total current liabilities. . . . . .                                 281,631               307,741

Long-term debt . . . . . . . . . . . . . . . .                                 384,155               384,845

Other noncurrent liabilities . . . . . . . . .                                 247,948               244,911
                                                                           ------------          -----------

          Total liabilities. . . . . . . . . .                                 913,734               937,497
                                                                           ------------          -----------

Minority interest in consolidated companies. .                                  51,616                53,388
                                                                           ------------          -----------

Shareholders' equity . . . . . . . . . . . . .                                 897,637               869,252
                                                                           ------------          -----------

          Total. . . . . . . . . . . . . . . .                              $1,862,987            $1,860,137
                                                                           ============          ===========


Amounts shown are unaudited.

[LUBRIZOL LOGO]                       Fluid technologies for a better world(TM)



                            THE LUBRIZOL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands of Dollars)

                                                                Three Months Ended
                                                                     March 31
                                                        -----------------------------------
                                                             2003                2002
                                                        --------------     ----------------
Cash provided from (used for):

OPERATING ACTIVITIES:
Net income . . . . . . . . . . . . . . . . . . .          $  26,023           $  22,032
Adjustments to reconcile net income to
  cash provided by operating activities:
    Depreciation and amortization  . . . . . . .             24,452              22,492
    Cumulative effect of change in
    accounting principle . . . . . . . . . . . .                                  7,785
    Restructuring charge . . . . . . . . . . . .              3,506
    Net change in working capital  . . . . . . .            (59,354)             (6,073)
    Other items - net  . . . . . . . . . . . . .               (412)               (786)
                                                          ---------           ---------
          Total operating activities . . . . . .             (5,785)             45,450

INVESTING ACTIVITIES:
Capital expenditures . . . . . . . . . . . . . .            (15,331)            (12,126)
Acquisitions and equity investments  . . . . . .                                (17,235)
Other - net  . . . . . . . . . . . . . . . . . .               (235)              2,252
                                                          ---------           ---------
          Total investing activities . . . . . .            (15,566)            (27,109)

FINANCING ACTIVITIES:
Net short and long-term borrowings (repayments)              (4,317)              1,514
Dividends paid . . . . . . . . . . . . . . . . .            (13,379)            (13,328)
Proceeds from termination of interest rate swaps
Stock options exercised  . . . . . . . . . . . .              1,190               5,622
                                                          ---------           ---------
          Total financing activities . . . . . .            (16,506)             (6,192)

Effect of exchange rate changes on cash  . . . .             (1,425)                361
                                                          ---------           ---------


Net increase (decrease)in cash and short-term  .
  investments  . . . . . . . . . . . . . . . . .            (39,282)             12,510
Cash and short-term investments at the
  beginning of period  . . . . . . . . . . . . .            266,428             189,095
                                                          ---------           ---------

Cash and short-term investments at the
  end of period  . . . . . . . . . . . . . . . .          $ 227,146           $ 201,605
                                                          =========           =========

Amounts shown are unaudited.

[LUBRIZOL LOGO]                        Fluid technologies for a better world(TM)


                            THE LUBRIZOL CORPORATION

SEGMENT INFORMATION
(In Thousands of Dollars)

                                                                    Three Months
                                                                   Ended March 31
                                                          --------------------------------
                                                              2003                2002
                                                          -----------         -----------

Revenues:

 Fluid technologies for transportation                      $ 390,476           $ 381,421
 Fluid technologies for industry . . . . . . . . .            110,542              80,315
 All other . . . . . . . . . . . . . . . . . . . .              7,195               5,776
                                                          -----------         -----------
  Total revenues . . . . . . . . . . . . . . . . .          $ 508,213           $ 467,512
                                                          ===========         ===========
Segment contribution income(loss):

 Fluid technologies for transportation . . . . . .          $  75,398           $  77,317
 Fluid technologies for industry . . . . . . . . .             20,578              16,155
 All other . . . . . . . . . . . . . . . . . . . .             (2,065)             (3,024)
                                                          -----------         -----------
  Total segment
   contribution income (loss)  . . . . . . . . . .          $  93,911           $  90,448
                                                          ===========         ===========


Amounts shown are unaudited.